News Release Contact: Robert M. Plante Vice President & Chief Financial Officer P.O. Box 206, Whippany, NJ 07981-0206 Phone: 973-503-9252

FOR IMMEDIATE RELEASE

Suburban Propane Partners, L.P. to Hold Fiscal 2004 Third Quarter
Results Conference Call

Whippany, New Jersey, July 8, 2004 -- Suburban Propane Partners, L.P. (NYSE:SPH), a marketer of propane gas, heating oil and related products and services nationwide, announced today that it has scheduled its Fiscal 2004 Third Quarter Conference Call for Thursday, July 22, 2004 at 9:00 AM Eastern Daylight Time.

Analysts, investors and other interested parties are invited to listen to management's discussion of Fiscal 2004 third quarter results and business outlook by accessing the call via the internet at www.suburbanpropane.com, or by telephone as follows:

Phone #: (888) 423-3280
Ask for: Suburban Propane Fiscal Year 2004 Third Quarter Results Conference Call

In addition, a replay of the conference call will be available from 4:00 PM Thursday, July 22, until 11:59 PM Friday, July 23, 2004 and can be accessed by dialing (800) 475-6701, Access Code 738278. The replay will also be available via Suburban's web site until Thursday, July 29, 2004.

Suburban Propane Partners, L.P. is a publicly traded Master Limited Partnership listed on the New York Stock Exchange. Headquartered in Whippany, New Jersey, Suburban has been in the customer service business since 1928. The Partnership serves the energy needs of approximately 1,100,000 residential, commercial, industrial and agricultural customers through more than 380 customer service centers in 35 states.